EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Limited Partner Units, of TransMontaigne Partners L.P., a Delaware limited partnership, and further agrees that this joint filing agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated as of November 13, 2009.

MORGAN STANLEY

By:	/s/ Dennine Bullard
	Name:	Dennine Bullard
	Title:	Executive Director, Authorized Signatory

MORGAN STANLEY CAPITAL GROUP INC.

By:	/s/ Simon T. W. Greenshields
	Name:	Simon T. W. Greenshields
	Title:	Vice President

MORGAN STANLEY STRATEGIC INVESTMENTS, INC.

By:	/s/ David Bersh
	Name:	David Bersh
	Title:	Vice President

MORGAN STANLEY SMITH BARNEY LLC

By:	/s/ Thomas Nelli
	Name:	Thomas Nelli
	Title:	Executive Director, Authorized Signatory

TRANSMONTAIGNE INC.

By:	/s/ Frederick W. Boutin
	Name:	Frederick W. Boutin
	Title:	Executive Vice President, CFO & Treasurer

TRANSMONTAIGNE PRODUCT SERVICES INC.

By:	/s/ Frederick W. Boutin
	Name:	Frederick W. Boutin
	Title:	Executive Vice President & Treasurer

TRANSMONTAIGNE HOLDINGS L.L.C

By:	/s/ Frederick W. Boutin
	Name:	Frederick W. Boutin
	Title:	Executive Vice President & Treasurer

TRANSMONTAIGNE HOLDINGS INC.

By:	/s/ Frederick W. Boutin
	Name:	Frederick W. Boutin
	Title:	Executive Vice President & Treasurer